AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

--------------------------------

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------

PNM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

--------------------------------

New Mexico	85-0468296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

--------------------------------

JOHN R. LOYACK
Senior Vice President and Chief Financial Officer
PNM RESOURCES, INC.
Alvarado Square
Albuquerque, New Mexico 87158
Tel: (505) 241-2700
Fax: (505) 241-2368
E-mail: jloyack@pnm.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

--------------------------------
It is respectfully requested that the Commission send copies of all orders, notices and communications to:

CHARLES L. MOORE, ESQ.	TIMOTHY MICHAEL TOY, ESQ.
KELEHER & MCLEOD, P.A.	PILLSBURY WINTHROP LLP
414 Silver Avenue, S.W.	1540 Broadway
Albuquerque, New Mexico 87103	New York, New York 10036-4039
Tel: (505) 346-4646	Tel: (212) 858-1000
Fax: (505) 346-1345	Fax: (212) 858-1500
E-mail: clm@keleher-law.com	E-mail: ttoy@pillsburywinthrop.com

--------------------------------

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

--------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]_______

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Debt securities................................................................
Common stock, no par value...........................................
Preferred stock...............................................................
Warrants (3)...................................................................
Purchase contracts (4)....................................................
Purchase contract units (4)..............................................
Total	$500,000,000 (2)	$63,350

(1)   Includes an indeterminate number or principal amount of debt securities, shares of common stock, shares of preferred stock, warrants, purchase contracts and purchase contract units as may from time to time be issued at indeterminate prices provided that in no event will the aggregate initial offering price of all debt securities, shares of common stock, shares of preferred stock, purchase contracts and purchase contract units sold under this registration statement exceed $500,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $500,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.  Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D of Form S‑3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)   Estimated solely for the purpose of calculating the registration fee.

(3)   There is being registered hereunder an indeterminate number of shares of preferred stock, common stock or any combination thereof, issuable by PNM Resources, Inc., upon exercise of warrants.

(4)   There is being registered hereunder an indeterminate number of shares of common stock issuable by PNM Resources, Inc., upon settlement of purchase contracts or purchase contract units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Pursuant to Rule 429, the prospectus filed as part of this registration statement is being filed as a combined prospectus with respect to an additional $500,000,000 principal amount of securities of the registrant remaining unsold on Registration Statement No. 333-106080.

====================================================================================

ii

The information in this prospectus is not complete and may be changed. PNM Resources, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2004

PROSPECTUS

$1,000,000,000

PNM RESOURCES, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
PURCHASE CONTRACTS
and
PURCHASE CONTRACT UNITS

We may offer from time to time up to an aggregate of $1,000,000,000 of our securities. We will provide specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.  This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol "PNM."

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any offering of these securities, including any underwriting arrangements. See also "Plan of Distribution" on page 21 of this prospectus.

Our principal executive offices are located at Alvarado Square, Albuquerque, New Mexico, 87158 and our telephone number is (505) 241-2700.

_______________

See the discussion of risk factors contained in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

_______________

The date of this prospectus is_________, 2004.

TABLE OF CONTENTS

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $1,000,000,000, but no more than $500,000,000 of this amount may be in the form of warrants.

This prospectus provides you with a general description of the securities that we may offer.  Each time we offer any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

For more detailed information about the securities, you can read the exhibits to the registration statement of which this prospectus is a part. Those exhibits have been either filed with the registration statement or with our other SEC filings incorporated by reference in the registration statement.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "PNM Resources", "the Company", "we", "our", "us", or similar references mean PNM Resources, Inc. but does not include our subsidiaries.

PNM RESOURCES, INC.

We are an investor-owned holding company of energy and energy-related companies and were incorporated in the State of New Mexico on March 3, 2000. Our principal subsidiary, Public Service Company of New Mexico, or PNM, was incorporated in the State of New Mexico on May 9, 1917. PNM is a public utility primarily engaged in the generation, transmission, distribution, sale and marketing of electricity and in the transmission, distribution and sale of natural gas within the State of New Mexico. The business of PNM constitutes substantially all of the business of PNM Resources, Inc. and its subsidiaries.

Our principal business segments are utility operations, wholesale operations and corporate and other. Utility operations include electric services and gas services. Electric services consist of the distribution, transmission and generation of electricity for retail electric customers in New Mexico. Gas services include the transportation and distribution of natural gas to end users. Our wholesale operations consist of the generation and sale of electricity into the wholesale market based on three product lines which are long-term contracts, forward sales and short-term sales.

Upon the completion of a one-for-one share exchange between us and PNM on December 31, 2001, we became the parent company of PNM and began trading on the New York Stock Exchange under the "PNM" symbol.

As a result of discussions with the Office of Public Utility Regulation of the SEC earlier this year, during which we were informed that the SEC views our existing interstate activities to be significant enough to require registration under the Public Utility Holding Company Act of 1935, or PUHCA, we are preparing to register as a holding company under PUHCA and seeking the appropriate authorizations coincident with registration.

On July 24, 2004, we executed a definitive agreement to acquire all the outstanding common shares of TNP Enterprises, Inc., or TNP, for approximately $189 million, comprised of equal amounts of our common stock and cash.  TNP is a privately owned holding company for Texas-New Mexico Power Company and First Choice Power.  Texas-New Mexico Power Company provides electric service to 85 cities and more than 252,000 customers in Texas and New Mexico.  Its affiliate, First Choice, is a retail electric provider with more than 230,000 customers in Texas.  Under the terms of the agreement, TNP's common shareholders will receive approximately $189 million in consideration, consisting of approximately 4.7 million of our newly issued common shares and the remainder being paid in cash, subject to closing adjustments.  The transaction is subject to customary closing conditions and regulatory approvals, including the New Mexico Public Regulation Commission, the Public Utility Commission of Texas, the SEC under PUHCA, the Federal Energy Regulatory Commission, or FERC, and antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  No shareholder approval is required for the acquisition.  We believe at this time that all conditions precedent to closing, including final resolution of regulatory proceedings, can be met so that closing can occur in the second quarter of 2005.

On November 12, 2004, we purchased a one-third interest in Duke Energy Luna, LLC, or Luna, the owner of a partially constructed, natural gas-fired power plant in southern New Mexico and associated wellsite properties and water rights from Duke Energy North America, LLC, a subsidiary of Duke Energy, and the sole member and 100% owner of Luna.  Tucson Electric Power Co., a subsidiary of UniSource Energy Corporation, and Phelps Dodge Energy Services, LLC, a subsidiary of Phelps Dodge Corporation purchased the other two-thirds of Luna at the same time.  The purchase price for all of the interests in Luna was $40 million in cash, one-third from each purchaser.  Each purchaser owns an equal one-third interest in Luna, which owns 100% of the partially constructed plant near Deming, New Mexico.  In addition, the purchasers intend to invest about $110 million combined to complete construction.

Our executive offices are located at Alvarado Square, Albuquerque, New Mexico 87158, and our telephone number is (505) 241-2700.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also maintain a website at www.pnm.com. Information contained on our website does not constitute part of this prospectus.

The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus. Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that we have sold all of these securities will automatically update, replace and supersede the information contained in this prospectus and in previously filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference those future filings as well as the following documents that we have filed previously with the SEC:

-     Annual Report on Form 10-K for the year ended December 31, 2003.

-     Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

-     Current Reports on Form 8-K dated January 14, 2004, May 19, 2004, July 26, 2004 (filing information pursuant to Item 5), July 28, 2004, August 3, 2004, August 16, 2004, August 19, 2004, September 10, 2004, November 12, 2004 and November 18, 2004.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

PNM Resources, Inc.
Investor Relations
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2477

You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any state where the offer or solicitation is not permitted.

You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of filing of that document incorporated by reference.  Our business, financial position, results of operations and prospects may have changed since those dates.

RATIO OF EARNINGS TO FIXED CHARGES AND
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratio of earnings to fixed charges for the periods indicated:

Year Ended December 31,					Nine Months Ended
2003	2002	2001	2000	1999	September 30, 2004
1.99	2.15	3.63	3.05	2.40	3.02

The following table shows our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

Year Ended December 31,					Nine Months Ended
2003	2002	2001	2000	1999	September 30, 2004
1.97	2.13	3.61	3.03	2.38	2.99

Each table shows the ratio information for PNM through 2001, and thereafter shows the ratio information for PNM Resources, Inc. To date, we do not have any outstanding preferred stock. The ratio information in the second table reflects the 128,000 shares of outstanding preferred stock of PNM as of those dates.

Our ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges before income taxes.  For the purposes of such computations:

-     earnings consist of net income plus fixed charges and income taxes less preference security dividend requirements of consolidated subsidiaries; and

-     fixed charges consist of interest expensed and capitalized, net of amortization of debt discount, premium and capitalized expenses related to indebtedness, estimated interest costs within rental expense and preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

Except as may otherwise be set forth in a prospectus supplement, the proceeds from the sale of these securities may be used to retire outstanding debt, to finance a portion of our capital expenditures, to finance strategic investments in, or future acquisitions of, other entities or their assets, including the proposed acquisition of TNP, to finance the completion of construction of the gas-fired power plant near Deming, New Mexico that we acquired an indirect one-third interest in on November 12, 2004 and for other general corporate purposes.

FORWARD-LOOKING STATEMENTS

Statements made in this prospectus and other documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to the Company and with respect to the proposed acquisition of TNP, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and are subject to risks and uncertainties.  We assume no obligation to update this information except as may be required by the federal securities laws.

Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution investors not to place undue reliance on these forward-looking statements. Future financial and operating results and cash flow will be affected by a number of factors, including:

-     risks and uncertainties relating to the receipt of regulatory approvals for the proposed acquisition of TNP,

-     the risks that the businesses will not be integrated successfully,

-     the risk that the benefits of the TNP transaction will not be fully realized or will take longer to realize than expected,

-     disruption from the TNP transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties,

-     conditions in the financial markets relevant to the proposed TNP acquisition,

-     interest rates,

-     weather,

-     water supply,

-     fuel costs,

-     risk management and commodity risk transactions,

-     seasonality and other changes in supply and demand in the market for electric power,

-     wholesale power prices,

-     market liquidity,

-     the competitive environment in the electric and natural gas industries,

-     the performance of generating units and transmission system,

-     the risks associated with the completion of the construction of Luna, including construction delays and unanticipated cost overruns,

-     state and federal regulatory and legislative decisions and actions,

-     the outcome of legal proceedings,

-     changes in applicable accounting principles and

-     the performance of state, regional and national economies.

For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations", "PNM Resources, Inc. Risk Factors", and the information about the risks associated with our use of derivative financial instruments set forth under "Quantitative and Qualitative Disclosure About Market Risk" contained in certain of the documents incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES

GENERAL

The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply.  We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time.  We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus. We may be required to obtain regulatory approval before we can issue and sell certain of these securities.

The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture between us and JPMorgan Chase Bank, N.A., as trustee ..  This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture."

We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture and the officer's certificates or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. You should also read this prospectus and any applicable prospectus supplement before you make any investment decision. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. References to certain sections of the Indenture are included in parentheses. Whenever particular provisions or defined terms in the Indenture are referred to under this "Description of Debt Securities," such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture (or a form thereof) that is filed as an exhibit to the registration statement.

The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series.  Unless otherwise described in the applicable prospectus supplement, the Indenture does not limitthe aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

RANKING

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of September 30, 2004, we had an immaterial amount of outstanding debt that would have ranked equally with the debt securities.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Because we are a holding company and conduct substantially all of our operations through subsidiaries, holders of the debt securities will generally have a position junior to the claims of creditors of our subsidiaries (including trade creditors of and holders of indebtedness issued by any such subsidiary) and preferred stockholders of our subsidiaries. As of September 30, 2004, our subsidiary, PNM, had 128,000 shares, stated value of $100 per share, of cumulative preferred stock outstanding and we had, on a consolidated basis, $1.015 billion aggregate principal amount of debt outstanding, substantially all of which was debt of PNM.

PROVISIONS OF A PARTICULAR SERIES

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

-     the title of the debt securities;

-     the total principal amount of the debt securities;

-     the date or dates on which the principal of the debt securities will be payable and how it will be paid;

-     the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;

-     the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

-     the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;

-     the place or places where payments will be made;

-     whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

-     any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

-     if the debt securities will be issued in denominations other than $1,000;

-     any index or formula used for determining principal, premium or interest;

-     any collateral, security, insurance, assurance or guarantee applicable to a series of debt securities;

-     the currency in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

-     if payments may be made on any of the debt securities, at our election or at the holder's election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

-     the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

-     if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

-     whether the provisions described under "Discharge, Defeasance and Covenant Defeasance" will apply to the debt securities;

-     whether the debt securities will be issuable as global securities and, if so, the securities depositary;

-     any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

-     any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 3.01)

All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.

GLOBAL DEBT SECURITIES

We may issue some or all of the debt securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

As long as the securities depositary or its nominee is the registered holder of a global security representing debt securities, that person will be considered the sole owner and holder of the global security and the debt securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

-     may not have the global security or any of the debt securities it represents registered in their names;

-     may not receive or be entitled to receive physical delivery of certificated debt securities in exchange for the global security; and

-     will not be considered the owners or holders of the global security or any of the debt securities it represents for any purposes under the debt securities or the Indenture.

We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing debt securities is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amount of debt securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

-     the securities depositary, with respect to participants' interests; and

-     any participant, with respect to interests the participant holds on behalf of other persons.

Payments to owners of beneficial interests held through participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing debt securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

-     PNM Resources;

-     the trustee; or

-     an agent of either of them.

REDEMPTION

We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)

The debt securities will cease to bear interest on the redemption date assuming we redeem them.  We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 11.06) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)

We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)

PAYMENT

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date.  Interest payable at maturity, however, will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it practicable. (See Section 3.07)

REGISTRATION OF TRANSFER AND EXCHANGE

Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

-     any debt security during a period of 15 days prior to giving any notice of redemption; or

-     any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

(See Section 3.05)

RESTRICTIONS ON MERGERS AND SALE OF ASSETS

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

-     the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under the Indenture;

-     immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

-     we deliver to the trustee, an officer's certificate and an opinion of counsel as to compliance with the foregoing.

(See Section 8.01)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

The Indenture provides that we may be:

-     discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

-     released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under "Restrictions on Mergers and Sale of Assets", such a release being called a "covenant defeasance" in this prospectus.

(See Sections 13.02 and 13.03)

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. (See Section 13.04)

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws. (See Section 13.04)

Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.

MODIFICATION OF THE INDENTURE

We and the trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for any of the following purposes:

-     to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

-     to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

-     to add additional events of default;

-     to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:

-     when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or

-     when no debt securities of the affected series remain outstanding under the Indenture;

-     to secure the debt securities;

-     to establish the form or terms of the debt securities of any other series as permitted by the Indenture;

-     to evidence and provide for the acceptance of appointment of a successor trustee;

-     to provide for or facilitate the administration of the trust by more than one trustee; or

-     to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action does not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:

-     change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

-     reduce the percentage in principal amount of the outstanding debt security of any particular series which consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

-     modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.

(See Section 9.02)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)

The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date.  Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security. (See Section 1.04)

EVENTS OF DEFAULT

"Event of default" when used in the Indenture with respect to any particular series of debt securities, means any of the following:

-     failure to pay interest on any debt security of the applicable series for 60 days after it is due;

-     failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

-     failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

-     failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the trustee or the trustee and such holders can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

-     certain events in bankruptcy, insolvency or reorganization of PNM Resources; or

-     any other event of default provided with respect to the debt securities of that series.

(See Section 5.01)

REMEDIES

Acceleration of Maturity

If an event of default with respect to any one series of debt securities occurs and continues, either the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

-     we have paid or deposited with the trustee a sum sufficient to pay:

-     all overdue interest on all the debt securities of the series;

-     the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

-     interest, if any, on overdue interest (to the extent lawful); and

-     all amounts due to the trustee under the Indenture; and

-     any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.

(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

-     in the payment of the principal of or any premium or interest on any debt security of that series, or

-     in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.

However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon. (See Section 5.13)

Right to Direct Proceedings

If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series and that:

-     such direction will not be in conflict with any rule of law or with the Indenture;

-     the trustee may take any other action deemed proper by the trustee and not inconsistent with direction, and

-     subject to the provisions of the Indenture the trustee will have the right to decline to follow any direction if the trustee in good faith determines that the proceeding so directed would involve the trustee in personal liability.

(See Section 5.12)

Limitation on Right to Institute Proceedings

No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

-     the holder has previously given to the trustee written notice of a continuing event of default;

-     the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings; and

-     the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.

(See Section 5.07)

No Impairment of Right to Receive Payment

The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)

Annual Notice to Trustee

We will provide to the trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

NOTICES

Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

TITLE

We, the trustee, and any of our agents or the agents of the trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)

GOVERNING LAW

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

REGARDING THE TRUSTEE

The trustee is JPMorgan Chase Bank, N.A. In addition to acting as trustee, JPMorgan Chase Bank, N.A. acts, and may act, as trustee under our and our affiliates' other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with JPMorgan Chase Bank, N.A. in the ordinary course of our businesses. In addition, affiliates of JPMorgan Chase Bank, N.A. are lessors with respect to three leases with PNM, our principal subsidiary, relating to the sale and leaseback of portions of Unit 1 and Unit 2 of the Palo Verde Nuclear Generating Station.

The trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the trustee and us.  In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the trustee, a resolution of our board of directors appointing a successor trustee and the successor's acceptance of our appointment. In this case, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

The trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

The following descriptions of our capital stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our restated articles of incorporation and by-laws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

Our authorized capital stock consists of 10,000,000 shares of preferred stock, without par value, issuable in series from time to time, and 120,000,000 shares of common stock, without par value. 60,441,459 shares of our common stock were outstanding as of November 1, 2004.  No shares of our preferred stock are currently outstanding.

COMMON STOCK

Dividend Rights

After giving effect to any prior rights of our preferred stock, if any should become outstanding, we will pay dividends on our common stock as determined by our board of directors out of legally available funds.  Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.  Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our restated articles of incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock. See "-Potential Changes in Voting Rights" for a description of certain potential impacts on the voting rights of common stockholders.

Liquidation Rights

In the event we are liquidated or dissolved, either voluntarily or involuntarily, the holders of our preferred stock will have priority (after any of our creditors) with respect to the distribution of assets. After the holders of our preferred stock are paid their aggregate liquidation preference, the holders of our common stock will be entitled, subject to the rights, if any, of the holders of our preferred stock, to share ratably (according to the number of shares held by them) in all of our remaining assets available for distribution.

Preemptive Rights

The holders of our common stock do not have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by the board of directors in its sole judgment.

Listing

Our common stock is listed on the New York Stock Exchange under the "PNM" symbol.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Mellon Investor Services, South Hackensack, New Jersey.

PREFERRED STOCK

Our board of directors is authorized by resolution to provide from time to time for the issuance of shares of preferred stock in series and to fix, from time to time before issuance, the designation, preferences, privileges and voting powers of the shares of each series of preferred stock and its restrictions or qualifications, limited to the following:

-     the serial designation, authorized number of shares and the stated value;

-     the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

-     the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

-     the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;

-     any sinking find provisions for redemption or purchase of shares of any series;

-     the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of our other capital stock, or of other series of our preferred stock;

-     the voting rights, if any, for the shares of each series, limited to circumstances when:

-     we fail to pay dividends on the applicable series; and

-     when a proposed amendment to our restated articles of incorporation would have an adverse impact on the rights and privileges of our preferred stockholders.

The holders of our preferred stock do not have a preemptive right to acquire authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our board of directors.

The effects of the issuance of our preferred stock on the holders of our common stock could include, among other things, (i) reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock, (ii) restrictions on dividends on common stock if dividends on the series of preferred stock are in arrears, (iii) dilution of the voting power of common stock if the series of preferred stock has voting rights, including a possible "veto" power if the series of preferred stock has class voting rights, (iv) dilution of the equity interest of holders of common stock if the series of preferred stock is convertible, and is converted, into common stock and (v) restrictions on the rights of holders of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

A prospectus supplement will describe the terms of any preferred stock being offered, including whether the preferred stock will be listed on any securities exchange.  See "-Potential Changes in Voting Rights" for a description of certain potential impacts on the voting rights of preferred stockholders.

CERTAIN ANTI-TAKEOVER MATTERS

Our restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

-     authorization for our board of directors to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

-     our board of directors is classified into three classes, with the directors being elected for staggered terms;

-     advance notice procedures with respect to any proposal other than those adopted or recommended by our board of directors; and

-     provisions specifying that only a majority of the board of directors, the chairman of the board of directors, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meetings of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control. Certain acquisitions by any person of our outstanding voting securities would also require approval of the SEC under the Public Utility Holding Company Act of 1935.

POTENTIAL CHANGES IN VOTING RIGHTS

In September 2004, our board of directors adopted a resolution approving the terms of a unit purchase agreement with an existing shareholder, Cascade Investment LLC, to purchase $100.0 million in equity linked securities.  This agreement calls for us, upon the request of Cascade and subject to the receipt of any necessary approvals from the SEC, to propose to our shareholders at the 2005 annual meeting an amendment to our restated articles of incorporation. The resolution adopted by our board of directors in September 2004 also approved the proposal of this amendment.  The amendment would enable us to confer upon holders of preferred stock issued under the unit purchase agreement, voting as a single class with holders of common stock, the same number of votes to which the number of shares of common stock into which the preferred stock is convertible on all matters other than the election of our directors.  Shareholder approval of this provision is not a condition of our proposed acquisition of TNP or the sale of the equity linked securities pursuant to the unit purchase agreement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

-     the title and aggregate number of warrants;

-     the offering price for the warrants, if any;

-     the designation and terms of the securities that may be purchased upon exercise of the warrants;

-     if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

-     if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable;

-     the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property;

-     the date on which the right to exercise the warrants begins and the date on which the right expires;

-     if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

-     whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

-     information with respect to book-entry procedures, if any;

-     a discussion of any material United States federal income tax considerations;

-     the anti-dilution provisions of the warrants, if any;

-     any applicable redemption or call provisions applicable to the warrants;

-     any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
AND PURCHASE CONTRACT UNITS

We may issue purchase contracts for the purchase or sale of our securities or securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, at a purchase price that may be fixed at the time the purchase contract is issued or as may be determined by reference to a specific formula set forth in such purchase contract, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract, which may be a separate security. Purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such purchase contracts on the relevant settlement date (or other obligations thereunder) may constitute indebtedness. Accordingly, the purchase contracts may be issued under an agreement that constitutes an indenture that will be qualified under the Trust Indenture Act of 1939.

The purchase contracts may be issued separately or as part of a purchase contract unit that consists of (a) a purchase contract and (b) debt securities offered pursuant to this prospectus, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders' obligations under a purchase contract.  The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under these purchase contracts in a specified manner.

A prospectus supplement will describe the terms of any purchase contracts or purchase contract units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts and, if applicable, collateral or depositary arrangements, relating to purchase contracts or purchase contract units. Some of the important United States federal income tax considerations applicable to the purchase contract units and purchase contracts will be discussed in the related prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in one or more series in any of three ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to a limited number of purchasers or to a single purchaser, or through a combination of any of the foregoing methods of sale.

THROUGH UNDERWRITERS OR DEALERS

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to offered securities will be named in the prospectus supplement relating to the offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to some conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

THROUGH AGENTS

Offered securities may be sold through agents designated by us from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the offered securities for which the prospectus supplement is delivered as well as any commissions that we will pay to that agent. Unless otherwise indicated in the prospectus supplement, that agent will be acting on a reasonable best efforts basis for the period of its appointment.

DIRECTLY

We may sell the offered securities directly to one or more purchasers.  In this case, no underwriters or agents would be involved.

GENERAL INFORMATION

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

-     the name or names of any underwriters, dealers or agents;

-     the purchase price of the offered securities and the proceeds to us from their sale;

-     any underwriting discounts, agents' commissions and other items constituting underwriting compensation;

-     any initial public offering price; and

-     any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may lend or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.  Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribution by us with respect to payments which those agents, underwriters and dealers may be required to make in respect thereof.  Agents, dealers and underwriters may engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003 and the change in actuarial valuation measurement date for the pension plan and other post-retirement benefit plans from September 30 to December 31), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim consolidated financial information for the periods ended March 31, 2004 and 2003, June 30, 2004 and 2003, and September 30, 2004 and 2003, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information.  However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY

The validity of the offered securities will be passed upon for us by Keleher & McLeod, P.A., Albuquerque, New Mexico, and, for any underwriters, dealers or agents, by Pillsbury Winthrop LLP, New York, New York. In giving their opinions, Keleher & McLeod, P.A. may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop LLP and Pillsbury Winthrop LLP may rely as to all matters of New Mexico law upon the opinion of Keleher & McLeod, P.A.  Pillsbury Winthrop LLP regularly renders legal services to us and our subsidiaries.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Filing Fees.....................................................................................................................           $ 63,350

Printing and Engraving Expenses*...........................................................................................                5,000

Accounting Fees and Expenses*.............................................................................................              15,000

Legal Fees and Expenses*......................................................................................................            100,000

Fees and Expenses of Trustee*...............................................................................................                2,000

Transfer Agent and Registrar Fees*........................................................................................               10,000

Rating Agency Fees*.............................................................................................................               40,000

Miscellaneous*......................................................................................................................                 4,650
                                                                                                                                                      -----------
Total Expenses*....................................................................................................................           $240,000
                                                                                                                                                    ========

*      Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 6 of Article II of PNM Resources, Inc.'s by-laws contains the following provisions with respect to indemnification of directors and officers:

Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:  (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. PNM Resources has entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.  EXHIBITS.

Exhibit No.	Description of Exhibit
1.1**.............	Form of Underwriting Agreement for Debt Securities.
1.2**.............	Form of Underwriting Agreement for Preferred Stock.
1.3**.............	Form of Underwriting Agreement for Purchase Contracts and Purchase Contract Units.
1.4**.............	Form of Underwriting Agreement for Common Stock.
1.5**.............	Form of Underwriting Agreement for Warrants.
3.1*...............

Restated Articles of Incorporation of PNM Resources, Inc. dated February 22, 2002 (Exhibit 3.1 to PNM Resources, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 in File No. 333-32170).

3.2*...............

By-Laws of PNM Resources, Inc. with all amendments to and including February 18, 2003 (Exhibit 3.2 to PNM Resources Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 in File No. 333-32170).

4.1*...............	Form of Indenture for Debt Securities (Exhibit 4.1 to PNM Resources, Inc.'s Registration Statement on Form S-3 (File No. 333-106080) as filed on June 12, 2003).
4.2**.............	Form of Officers' Certificate establishing Debt Securities (with form of debt security attached).
4.3*...............	Form of Purchase Contract Agreement (Exhibit 4.3 to Amendment No. 1 to PNM Resources, Inc.'s Registration Statement on Form S-3 (File No. 333-106080) as filed on June 12, 2003). II-2

Exhibit No.	Description of Exhibit
4.4**.............	Form of Pledge Agreement.
4.5**.............	Form of Remarketing Agreement.
5.1.................	Opinion of Keleher &McLeod, P.A., counsel for PNM Resources, Inc.
5.2.................	Opinion of Pillsbury Winthrop LLP.
12.1...............	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
12.2...............	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
15..................	Letters regarding unaudited interim financial information.
23.1...............	Consent of Deloitte &Touche LLP.
23.2...............	Consent of Keleher &McLeod, P.A. (included in Exhibit 5.1).
23.3...............	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
24..................	Power of Attorney is contained on the signature page of this registration statement.
25.1...............	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., to act as trustee for the Debt Securities.
25.2...............	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., to act as Purchase Contract Agent for the Purchase Contract Units.

*      Incorporated herein by reference as indicated.

**    To be filed by an amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

ITEM 17.  UNDERTAKINGS.

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(c)        The undersigned registrant hereby undertakes:

(1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on December 7, 2004.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
Jeffry E. Sterba
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, John R. Loyack, and Thomas G. Sategna, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffry E. Sterba	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	December 7, 2004
Jeffry E. Sterba
/s/ John R. Loyack	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 7, 2004
John R. Loyack
/s/ Thomas G. Sategna	Vice President and Corporate Controller (Principal Accounting Officer)	December 7, 2004
Thomas G. Sategna
/s/ A. E. Archuleta	Director	December 7, 2004
A. E. Archuleta
/s/ Robert G. Armstrong	Director	December 7, 2004
Robert G. Armstrong

Signature	Title	Date
/s/ R. Martin Chavez	Director	December 7, 2004
R. Martin Chavez
/s/ Julie A. Dobson	Director	December 7, 2004
Julie A. Dobson
/s/ Manuel T. Pacheco	Director	December 7, 2004
Manuel T. Pacheco
/s/ Robert M Price	Director	December 7, 2004
Robert M. Price
/s/ Bonnie S. Reitz	Director	December 7, 2004
Bonnie S. Reitz
/s/ Joan B. Woodard	Director	December 7, 2004
Joan B. Woodard

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
5.1.................	Opinion of Keleher &McLeod, P.A., counsel for PNM Resources, Inc.
5.2.................	Opinion of Pillsbury Winthrop LLP.
12.1..............	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
12.2..............	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
15.................	Letters regarding unaudited interim financial information.
23.1..............	Consent of Deloitte &Touche LLP.
24.................	Power of Attorney is contained on the signature page of this registration statement.
25.1..............	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the JPMorgan Chase Bank, N.A., to act as trustee for the Debt Securities.
25.2..............	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., to act as Purchase Contract Agent for the Purchase Contract Units.